SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) January 27, 2000


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)


      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

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Item 5.  Other Events.

     The Company has loaned its parent, Medicore, Inc., $1,500,000 at an interest rate of 10% per annum for one year through January 26, 2001. The loan may be increased up to an additional $500,000. The financing was provided for its parent's establishment of a new division which invests in Linux software system companies. The parent's initial investment is a 6% interest in The Linux Fund, a private holding company which has established and is using the parent's funding to acquire equity positions in Linux software system companies.

     The Linux Fund has a 50%-owned subsidiary, The Linux Fund IPO.com, which will provide a website facility for the Linux software companies in which it has invested to effect direct public offerings at such time as they decide to effect a public offering of their securities under a Dutch Auction system, which allows potential investors the ability to bid for securities of initial public offerings at prices for which they would like to purchase the securities. The remaining 50% ownership of The Linux Fund IPO.com is held by MainStreet IPO.com, Inc., a private company with which the Company has a proposed merger. MainStreet has established a website for companies to effect direct public offerings under a Dutch Auction process, and is currently in discussions with the Securities and Exchange Commission as to whether its proposed operations require broker-dealer registration or might otherwise require restructuring.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Businesses Acquired

         Not Applicable

     (b) Pro Forma Financial Information

         Not Applicable

     (c) Exhibits

         (10) Material Contracts

              10.1 Promissory Note from Medicore, Inc. to the Company for
                   $1,500,000 dated January 27, 2000.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Thomas K. Langbein

                                       By:---------------------------------
                                          THOMAS K. LANGBEIN, Chairman
                                          of the Board and Chief Executive
                                          Officer

Dated:  February 10, 2000